Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com
Bank of Atlanta Contact:    Sheila Ray 678.608.4111 / sray@bankofatlanta.com

State Bank Financial Corporation and
Atlanta Bancorporation, Inc. Announce Merger

ATLANTA, GA, April 28, 2014 – State Bank Financial Corporation (NASDAQ: STBZ) and Atlanta Bancorporation, Inc. announced today the signing of a definitive agreement for State Bank Financial to acquire Atlanta Bancorporation and its wholly-owned subsidiary, Bank of Atlanta. Upon closing of the transaction, Atlanta Bancorporation will merge into State Bank Financial, immediately followed by the merger of Bank of Atlanta into State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial.

At March 31, 2014, Bank of Atlanta had approximately $198 million of total assets, $123 million of loans and $161 million of deposits. Bank of Atlanta is headquartered in midtown Atlanta and operates one additional banking office in Duluth, Georgia.

“Bank of Atlanta will be a very positive addition to State Bank,” said State Bank Financial Chairman and CEO Joe Evans. “We believe it will give State Bank a much larger and more visible presence in midtown Atlanta, an expanded presence in Gwinnett County and enhanced capability in our SBA programs. Bank of Atlanta is led by a talented team of bankers we have known for many years and who share our core values, making it a natural fit for us. Together, we will do our best to ensure that Bank of Atlanta customers continue to receive the same level of hands-on, personal service to which they are accustomed with the added advantage of additional products and services State Bank can provide.”

John W. Jackson, President and CEO of Bank of Atlanta, added, “Partnering with a bank that has a similar culture and commitment to service is very exciting. I am looking forward to expanding our ability to serve our customers through the strength and resources provided by State Bank.”

State Bank Financial has agreed to pay approximately $25 million in cash for all outstanding shares of Atlanta Bancorporation. The agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close no later than the fourth quarter of 2014. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval by Atlanta Bancorporation shareholders.

Additional information regarding this transaction will be available when State Bank Financial announces its financial results for the first quarter ended March 31, 2014, on Wednesday, April 30, 2014, with a conference call scheduled for 10:00 a.m. EDT that same morning.

Atlanta Bancorporation was represented in this transaction by FIG Partners LLC as financial advisor and Bryan Cave LLP as legal counsel. State Bank Financial was represented by Nelson Mullins Riley & Scarborough LLP as legal counsel.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia’s best-capitalized banks, with approximately $2.6 billion in assets as of December 31, 2013. State Bank has locations in Metro Atlanta and Middle Georgia.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements, include, among others, statements related to future expectations, including expectations of State Bank related to achieving increased visibility in certain markets and enhanced capability in its SBA programs as a result of the transaction and statements relating to the expected timing, completion and other effects, including the transition of services, related to the proposed transaction. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory and shareholder approvals for the proposed transaction and meet other closing terms and conditions, the reaction to the transaction of each bank’s customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in State Bank Financial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To learn more about State Bank, visit www.statebt.com.